UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-2960 (Commission File Number)	72-1123385 (IRS Employer Identification No.)

3850 North Causeway, Suite 1770 Metairie, Louisiana (Address of principal executive offices)	70002 (Zip Code)

Registrant’s telephone number, including area code: (504) 838-8222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Charter of the Chairman of the Board

Item 1.01 Entry into a Material Definitive Agreement.

     On April 20, 2005, the Board of Directors, on recommendation from the Nominating and Corporate Governance Committee, adopted a Charter (“Charter”) for the role of the non-executive Chairman of the Board and modified the additional director fees to be paid to David P. Hunt for services in that role. Mr. Hunt is not considered an “officer,” within the definition contained in Rule 3b-2 of the Rules and Regulations under the Securities Exchange Act of 1934.

     As set forth in greater detail in the Charter, the principal responsibilities of the non-executive Chairman of the Board are:

•	To manage the organization, functioning and affairs of the Board, to enable it to meets it obligations and responsibilities;

•	To facilitate the functioning of the Board independently of management and maintain and enhance the quality of the Board’s governance and that of the Company;

•	To interact regularly with the Chief Executive Officer and his staff on major strategy issues, handling of major business issues and opportunities, matters of corporate governance and performance issues, including providing feedback of other Board members as well as acting as a ‘sounding board’ for the Chief Executive Officer;

•	Together with the Chair of the Compensation Committee, to conduct a formal evaluation of the Chief Executive Officer’s performance at least annually; and

•	To lead the Board in the execution of its responsibilities to shareholders.

     For his services in the capacity of non-executive Chairman of the Board, Mr. Hunt will receive an additional director fee of $8,000 per month, which is in addition to the annual director fees of $70,000 he receives for serving on the Board and for serving on and chairing committees of the Board.

Item 9.01 Financial Statements and Exhibits

     (c)     Exhibits

99.1	Charter of the Chairman of the Board

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
Dated: April 22, 2005	By:	/s/ Matthew W. Hardey
Matthew W. Hardey, Vice President
and Chief Financial Officer